As filed with the Securities and Exchange Commission on September 8, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHARGEPOINT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1747686
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
240 East Hacienda Avenue
Campbell, California 95008
(408) 841-4500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mansi Khetani
Chief Financial Officer
240 East Hacienda Avenue
Campbell, California 95008
Tel: (408) 841-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Sharon R. Flanagan
Carlton Fleming
Sidley Austin LLP
555 California Street, Suite 2000
San Francisco, California 94104
Tel: (415) 772-1200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•a base prospectus which covers the offering, issuance and sale by us of up to $400,000,000 in the aggregate of the securities identified therein from time to time in one or more offerings; and
•a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $150,000,000 of our common stock that may be issued and sold under a sales agreement (the “Sales Agreement”) with TD Securities (USA) LLC (the “Sales Agent”).
The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.
The sales agreement prospectus immediately follows the base prospectus. The $150,000,000 of common stock that may be offered, issued, and sold from time to time under the sales agreement prospectus is included in the $400,000,000 of securities that may be offered, issued, and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the $150,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement may be available for sale in other offerings pursuant to the base prospectus.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES PURSUANT TO THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
SUBJECT TO COMPLETION DATED SEPTEMBER 8, 2025
PROSPECTUS
$400,000,000
ChargePoint Holdings, Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

We may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, (1) shares of our common stock, (2) shares of our preferred stock, which we may issue in one or more series, (3) debt securities, which may be senior debt securities or subordinated debt securities, (4) warrants, (5) rights, or (6) units. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $400,000,000.
We may offer and sell the securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of these securities we will set forth their names and describe their compensation in the applicable prospectus supplement.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CHPT.” On September 3, 2025, the closing price of our common stock was $10.78.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS AS WELL AS THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN BEFORE INVESTING IN ANY OF OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
The date of this prospectus is                , 2025.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “ChargePoint,” “the Company,” “we,” “our,” “us” or similar terms refer to ChargePoint Holdings, Inc., a Delaware corporation, together with its consolidated subsidiaries.
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ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus, up to a maximum aggregate offering price of $400,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements to this prospectus that will contain specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any applicable prospectus supplement and any applicable free writing prospectuses, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”
We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:
•should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;
•may apply standards of materiality in ways that are different from what may be viewed as material to you or other investors; and
•were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.
Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in the registration statement of which this prospectus forms a part and our other public filings, which are available without charge through the SEC’s website at www.sec.gov.
We have not authorized any other person, including any dealer, salesperson or other individual, to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus or the applicable prospectus supplement. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, the applicable prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates.
This prospectus and the information incorporated herein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.
ChargePoint, the ChargePoint logo and our other registered or common law trademarks appearing in this prospectus, any prospectus supplement and the documents incorporated by reference are the property of ChargePoint

Holdings, Inc. This prospectus, any prospectus supplement and the documents incorporated by reference contain or may contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, any prospectus supplement and the documents incorporated by reference, including logos, artwork and other visual displays, may appear without the ®, TM or SM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.chargepoint.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. We have included our website address as an inactive textual reference only.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than the portions of these documents not deemed to be filed):
•our Annual Report on Form 10-K for the year ended January 31, 2025 (including any portions of our Definitive Proxy Statement filed with the SEC on May 22, 2025 that are incorporated by reference into such Annual Report on Form 10-K) (the “Annual Report”), filed with the SEC on March 28, 2025;
•our Quarterly Reports on Form 10-Q for the quarters ended April 30, 2025 and July 31, 2025, filed with the SEC on June 6, 2025 and September 8, 2025, respectively;
•our Current Report on Form 8-K filed with the SEC on February 21, 2025, July 9, 2025, and July 28, 2025; and
•the description of our common stock contained in the registration statement on Form 8-A filed with the SEC on July 25, 2019, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to the Annual Report.
All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference (other than exhibits, unless they are specifically incorporated by reference into those documents). Any such request may be made by writing or calling us at the following address or phone number: ChargePoint Holdings, Inc., 240 East Hacienda Avenue, Campbell, CA 95008, (408) 841-4500.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
We make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein. These forward-looking statements could include, among other things statements regarding the future financial performance of ChargePoint, as well as ChargePoint’s strategy, future operations, future operating results, financial position, and resources, expectations regarding revenue, losses, costs, margins and prospects, as well as management plans and objectives. All statements, other than statements of present or historical fact included in this prospectus and the documents incorporated by reference herein, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or negatives of such terms and other similar expressions that predict or indicate future events or trends or that are not statements of present or historical matters. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of ChargePoint’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of, fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of ChargePoint. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about ChargePoint that may cause the actual results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. If any of these risks materialize or ChargePoint’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that ChargePoint does not presently know or that ChargePoint currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect ChargePoint’s expectations, plans or forecasts of future events and views as of the date hereof. ChargePoint anticipates that subsequent events and developments will cause ChargePoint’s assessments to change. These forward-looking statements should not be relied upon as representing ChargePoint’s assessments as of any date subsequent to the date hereof. Accordingly, undue reliance should not be placed upon the forward-looking statements. ChargePoint cautions you that these forward-looking statements are subject to numerous risk and uncertainties, most of which are all difficult to predict and many of which are beyond the control of ChargePoint.
The following factors, among others, could cause actual results to differ materially from forward-looking statements:
•ChargePoint experiences delays in new product introductions or adoption;
•ChargePoint’s ability to expand its business in Europe and the United States;
•the electric vehicle (“EV”) market and deliveries of passenger and fleet vehicles may not grow as expected;
•ChargePoint may not attract a sufficient number of EV fleet owners or operators as customers;
•incentives from governments or utilities may not materialize or may be reduced or eliminated, which could reduce demand for EVs or EV charging stations, or the portion of regulatory credits that customers claim may increase, which would reduce ChargePoint’s revenue from such incentives;
•the impact of competing technologies or technological changes that result in reduced demand for EVs or other adverse effects on the EV market or our business;
•data security breaches or other network outages;
•ChargePoint identifying a material weaknesses in its internal control over financial reporting;
•ChargePoint’s success in retaining or recruiting, or changes in its officers, key employees or directors;

•changes in applicable laws or regulations;
•the impact of actual or threatened litigation;
•ChargePoint’s ability to maintain a strong balance sheet and to raise capital as needed to support its business and pursue growth opportunities;
•ChargePoint’s ability to integrate acquired assets and businesses into ChargePoint’s own business and the expected benefits from acquired assets to ChargePoint, its customers and its market position; and
•the possibility that ChargePoint may be adversely affected by other economic factors including macroeconomic conditions such as inflation, rising interest rates, geopolitical factors, foreign exchange volatility, adverse developments in the financial service industry, slower growth or recession or other business factors or other competitive factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other risks and uncertainties described under the heading “Risk Factors” and in our current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus and any applicable prospectus supplement. Forward-looking statements reflect current views about our plans, strategies and prospects, which are based on information available as of the date of this prospectus or after the date of the documents incorporated by reference herein. Except to the extent required by applicable law, we undertake no obligation (and expressly disclaim any such obligation) to update or revise the forward-looking statements whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before buying our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated by reference herein or therein, before making an investment decision.
ChargePoint
ChargePoint is a leading provider of EV charging technology solutions, driving the transition to electric mobility across North America and Europe. ChargePoint’s vision is to create a seamless, ubiquitous, and accessible EV charging experience for all. By meeting the needs of a rapidly growing EV market, ChargePoint enables its customers to reduce emissions, supports renewable energy integration, and promotes sustainable transportation. As of January 31, 2025, ChargePoint powers over 342,000 “active” charging ports, which ChargePoint defines as ports that are running on ChargePoint software, serving more than 750,000 active EV drivers monthly. EV drivers benefit from ChargePoint’s advanced mobile app and roaming partnerships, providing access to more than 1 million worldwide charging ports. ChargePoint also enables charge point operators (“CPOs”) and electric mobility service providers to build custom EV charging networks and is trusted by over 60% of Fortune 500, and over 80% of Fortune 50 companies to meet their growing EV charging requirements, making it a vital enabler of the transition to electric mobility.
Passenger EV sales are expected to increase from 2.4% of new vehicles sold in 2020 to 81.1% in 2040 in the United States and from 12.2% of new vehicles sold in 2020 to 84.3% in 2040 in Europe, according to the Bloomberg New Energy Finance (“BNEF”) Long-Term Electric Vehicle Outlook 2024 report, released in June 2024. This shift to vehicle electrification is propelled by additional factors, including existing and proposed fossil fuel bans or restrictions, transit electrification mandates and utility and government incentive programs. Based on these trends, BNEF projects that the annual investment in EV charging infrastructure across North America and Europe is expected to increase from $3.8 billion in 2020 to $28.6 billion in 2040, for a cumulative investment of $485.6 billion over that period.
To meet the growing demand for EV infrastructure ChargePoint delivers comprehensive offerings spanning the entire EV charging ecosystem, providing charging hardware, software, and a variety of services for businesses, fleet operators, CPOs, and automakers to optimize their charging operations under their own brands. ChargePoint serves commercial, fleet, and residential sectors with its diverse selection of networked charging systems including Level 2, alternating current (AC) and Level 3, direct current (DC) fast charging stations. The ChargePoint Platform is comprised of ChargePoint’s charger management software (“CMS”), which is a cloud-based SaaS platform used by charging station owners to manage networked charging systems, and its “eMSP Service” solution, which is a collection of cloud delivered software capabilities, APIs and companion professional services to enable e-Mobility Service Providers to in turn deliver custom EV driver management and payment solutions. ChargePoint’s networked charging systems and CMS are accompanied with a comprehensive services and support program, including an extended parts and labor warranty solutions called “Assure.”
The modular architecture of ChargePoint’s networked charging systems combined with its powerful, scalable and extensible ChargePoint Platform allows its customers to customize their charging networks to meet specific needs, whether for auto original equipment manufacturers, private fleets, municipalities, workplaces, retail businesses or private networks. ChargePoint’s hardware, software, and services are designed to scale alongside the EV ecosystem, serving the needs of three core customer groups: CPOs, e-Mobility Service Providers, and EV drivers.
Reverse Stock Split
We filed with the Secretary of State of the State of Delaware a certificate of amendment to our second amended and restated certificate of incorporation (as amended, the “Certificate of Incorporation”), to effect a 1-for-20 reverse stock split, effective July 28, 2025 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every 20 issued and outstanding shares of our common stock were automatically combined into one issued and outstanding share of common stock. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares received a cash payment in lieu of such fractional shares at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported by the NYSE, on the last trading day prior to the effective date of the Reverse Stock Split. As a result of the Reverse Stock Split, proportionate adjustments were made to the number of shares underlying (and as applicable, the exercise or conversion prices of) our outstanding equity awards and to the number of shares of common stock issuable under our equity incentive plans. The Reverse Stock Split did not change the par value of our common stock, which remains $0.0001, or the authorized number of shares of our common stock. All share amounts and per share amounts disclosed in this prospectus have been adjusted to reflect the Reverse Stock Split on a retroactive basis for all periods presented.
Corporate Information
Switchback Energy Acquisition Corporation, our predecessor company (“Switchback”) was incorporated on May 10, 2019 as a special purpose acquisition company and a Delaware corporation. On July 30, 2019, Switchback completed its initial public offering. On February 26, 2021, Switchback consummated a business combination (the “Merger”) with ChargePoint, Inc. (“Legacy ChargePoint”). In connection with the closing of the Merger, Switchback changed its name to ChargePoint Holdings, Inc.
The mailing address of our principal executive office is 240 East Hacienda Avenue, Campbell, CA 95008, and our telephone number is (408) 841-4500. Our common stock is listed on the NYSE under the symbol “CHPT.” Our website is www.chargepoint.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein.
The Securities We May Offer
We may offer up to $400,000,000 of common stock, preferred stock, debt securities, warrants, rights, and units in one or more offerings and in any combination, including in units from time to time. A general description of the securities we may offer is included in this prospectus. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus and any applicable prospectus supplement as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any such securities. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. See “Incorporation by Reference.”

SELECTED FINANCIAL DATA
Our periodic and current reports that are incorporated by reference, and all other documents that were filed prior to July 28, 2025, do not give effect to the Reverse Stock Split. The following selected “previously reported” information has been derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2025, filed with the SEC on March 28, 2025, and our unaudited financial statements included in our Quarterly Report on Form 10-Q for the period ended April 30, 2025, filed with the SEC on June 6, 2025. The “post Reverse Stock Split” information below recasts the “previously reported” share and per share information to reflect the Reverse Stock Split, discussed elsewhere in this prospectus.

	Twelve Months Ended January 31,			Three Months Ended April 30,
	2025	2024	2023	2025	2024
Weighted average common stock outstanding—basic and diluted - previously reported	433,489,800	375,529,883	338,488,667	459,045,570	423,290,222
Weighted average common stock outstanding—basic and diluted - post Reverse Stock Split	21,674,490	18,776,494	16,924,433	22,952,279	21,164,511
Net loss per share - basic and diluted - previously reported	$(0.64)	$(1.22)	$(1.02)	$(0.12)	$(0.17)
Net loss per share - basic and diluted - post Reverse Stock Split	$(12.78)	$(24.37)	$(20.39)	$(2.49)	$(3.39)

	As of January 31, 2025	As of January 31, 2024	As of April 30, 2025
Common stock issued and outstanding- previously reported	456,102,298	421,116,720	461,648,150
Common stock issued and outstanding - post Reverse Stock Split	22,805,115	21,055,836	23,082,408

USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement with respect to the proceeds from the sale of the particular securities to which such prospectus supplement relates, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, including working capital. In addition, we may use a portion of such net proceeds for acquisitions of complementary businesses, technologies or other assets, or to fund the repayment, refinancing or redemption of outstanding debt. However, we have no current understandings, agreements or commitments for any material acquisitions at this time, and we have not allocated specific amounts of the net proceeds to be received by us from any offering for any of these purposes. If we decide to use the net proceeds from a particular offering of securities for a particular purpose, we will describe that purpose, as well as any other required disclosures, in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK AND OUTSTANDING WARRANTS
The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) in their entirety for a complete description of the rights and preferences of our common stock and our preferred stock.
Authorized and Outstanding Stock
Our Certificate of Incorporation authorizes the issuance of 1,000,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of July 31, 2025, there were 23,357,878 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Dividend Rights
Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if the Board of Directors (the “Board”), in its discretion, determines to issue dividends and only then at the times and in the amounts that the Board may determine.
Voting Rights
The holders of our common stock are entitled to one vote per share. Stockholders do not have the ability to cumulate votes for the election of directors. Our Certificate of Incorporation and Bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Preferred Stock
We are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any associated qualifications, limitations or restrictions. The Board also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. The Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.

Certain Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law
Certificate of Incorporation and Bylaws
Our Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the management team, including the following:
•Board of Directors Vacancies. Our Certificate of Incorporation and Bylaws authorizes the Board to fill vacant directorships, including newly-created seats. In addition, the number of directors constituting the Board will be set only by resolution adopted by a majority vote of the entire Board. These provisions will prevent a stockholder from increasing the size of the Board and gaining control of the Board by filling the resulting vacancies with its own nominees.
•Classified Board. Our Certificate of Incorporation and Bylaws provide that the Board is classified into three classes of directors, each of which will hold office for a three-year term. In addition, directors may only be removed from the Board for cause and only by the approval of 66 2/3% of the then-outstanding shares of common stock.
•Stockholder Action; Special Meeting of Stockholders. Our Certificate of Incorporation provides that stockholders will not be able to take action by written consent, and will only be able to take action at annual or special meetings of the stockholders. Stockholders will not be permitted to cumulate their votes for the election of directors. Our Bylaws further provides that special meetings of the stockholders may be called only by a majority vote of the entire Board, the chairman of the Board or the chief executive officer.
•Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the meetings of stockholders.
•Issuance of Undesignated Preferred Stock. The Board has the authority, without further action by the holders of common stock, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Board. The existence of authorized but unissued shares of preferred stock will enable the Board to render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
Delaware Law
ChargePoint is governed by the provisions of Section 203 of the Delaware General Corporations Law (“DGCL”) regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a merger, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:
•the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;
•upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•subsequent to such time that the stockholder became an interested stockholder the merger is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Forum Selection Clause
Our Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (a) any derivative action brought on behalf of ChargePoint; (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former directors, officers, stockholders or, subject to certain exceptions, employees; (c) any action or proceeding asserting a claim arising out of or arising pursuant to any provision of the DGCL, our Certificate of Incorporation and Bylaws (as each may be amended from time to time) against ChargePoint or any current or former directors, officers, stockholders or, subject to certain exceptions, employees; (d) any action or proceeding asserting a claim governed by the internal affairs doctrine against ChargePoint, any current or former directors, officers or, subject to certain exceptions, employees except for, as to each of (a) through (d) above, (i) any action as to which the Court of Chancery determines that there is an indispensable party not subject to the personal jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination) and (ii) any action asserted to enforce any liability or duty created by the Securities Act, the Exchange Act or, in each case, rules and regulations promulgated thereunder, for which there is exclusive federal or concurrent federal and state jurisdiction. In addition, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act.
Any person or entity purchasing or otherwise acquiring or holding any interest in any shares of common stock shall be deemed to have notice of and consented to these exclusive forum provisions and will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.
Transfer Agent and Registrar
The Transfer Agent for our common stock is Continental Stock Transfer & Trust Company.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “CHPT.”
Outstanding Warrants
Legacy Warrants
Legacy ChargePoint had outstanding warrants (the “Legacy Warrants”) to purchase shares of common stock and preferred stock of Legacy ChargePoint, which converted into warrants to purchase our common stock in connection with the closing of the Merger. As of July 31, 2025, we had outstanding Legacy Warrants to purchase

1,724,971 shares of common stock with a weighted average exercise price of $144.29 per share. These Legacy Warrants expire at various times from November 2028 through August 2030.
The number of shares purchasable upon exercise of the Legacy Warrants are subject to standard anti-dilution provisions but the aggregate exercise price payable for the total number of Legacy Warrant shares purchasable under the Legacy Warrant (as adjusted) would remain the same.

DESCRIPTION OF DEBT SECURITIES
We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.
We will issue the debt securities in one or more series under an indenture between us and a trustee to be selected by us. The following description of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indenture, the form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.
For purposes of this section of this prospectus, references to “we,” “us” and “our” are to ChargePoint Holdings, Inc. and not to any of its subsidiaries.
General
We may issue, from time to time, debt securities, in one or more series, that will consist of either senior debt (“Senior Debt Securities”), senior subordinated debt (“Senior Subordinated Debt Securities”), subordinated debt (“Subordinated Debt Securities”) or junior subordinated debt (“Junior Subordinated Debt Securities” and, together with the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the “Subordinated Securities”). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.
The indenture does not limit the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.
The indenture provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

Provisions of the Indenture
The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:
•the title;
•the price or prices at which the debt securities will be issued;
•any limit on the aggregate principal amount of debt securities of such series;
•the currency or currencies of payment of principal or interest;
•the date or dates on which principal is payable;
•interest rates, and the date or dates from which interest, if any, will accrue, and the date or dates when interest is payable;
•the right, if any, to extend the interest payment periods and the duration of the extensions;
•the record date or record dates for determining to whom interest is payable;
•the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;
•our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;
•the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;
•the denominations in which the debt securities will be issued;
•if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of an Event of Default (as defined herein);
•if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;
•the terms applicable to any debt securities issued at a discount from their stated principal amount;
•any provisions for the remarketing of the debt securities;
•any additional Events of Default applicable to any debt securities;
•if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us;
•conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto; and
•any other specific terms of any debt securities.
The applicable prospectus supplement will set forth material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.
Senior Debt Securities
Payment of the principal of, and premium, if any, and interest on, Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.
Senior Subordinated Debt Securities
Payment of the principal of, and premium, if any, and interest on, Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also set forth in such applicable prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Senior Subordinated Debt Securities.
Subordinated Debt Securities
Payment of the principal of, and premium, if any, and interest on, Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated and senior subordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Subordinated Debt Securities.
Junior Subordinated Debt Securities
Payment of the principal of, and premium, if any, and interest on, Junior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated, senior subordinated and subordinated debt. We will set forth in the applicable prospectus supplement relating to any Junior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Junior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Junior Subordinated Debt Securities.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for other securities or property of us. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:
•the conversion or exchange price;
•the conversion or exchange period;
•provisions regarding the ability of us or the holder to convert or exchange the debt securities;
•events requiring adjustment to the conversion or exchange price; and
•provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale
We cannot consolidate or merge with or into, or transfer or lease our properties and assets substantially as an entirety to, any person, and we shall not permit any other person to consolidate with or merge into us, unless:
•(a) we will be the continuing corporation or (b) the successor corporation or person formed by such consolidation or into which we are merged or to which our properties and assets substantially as an entirety are transferred or leased is a person organized or formed under the laws of the United States, any state of the United States or the District of Columbia and, if such entity is not a corporation, a co-obligor of the debt securities is a corporation organized or existing under any such laws, and such successor corporation or person, including such co-obligor, if any, expressly assumes our obligations under the debt securities and the indenture; and
•immediately after giving effect to such transaction, no Event of Default or event, which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing.
Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture.
This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of our properties and assets substantially as an entirety.
Events of Default
Unless otherwise indicated, the term “Event of Default,” when used in the indenture with respect to the debt securities of any series, means any of the following:
•failure to pay interest for 30 days after the date payment on any debt security of such series is due and payable; provided that an extension of an interest payment period by us in accordance with the terms of the debt securities shall not constitute a failure to pay interest;
•failure to pay principal or premium, if any, on any debt security of such series when due, either at maturity, upon any redemption, by declaration or otherwise;
•failure to perform any other covenant in the indenture or the debt securities of such series for a specified period of time after written notice that performance was required, which notice must be sent by either the trustee or holders of not less than a specified percentage of the principal amount of the outstanding debt securities of such series;
•certain events of bankruptcy, insolvency or reorganization of us; or
•any other Event of Default provided in the applicable resolution of the Board or the officers’ certificate or supplemental indenture under which we issue such series of debt securities.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.
If an Event of Default (other than an Event of Default relating to events of bankruptcy, insolvency or reorganization of us) involving any series of debt securities has occurred and is continuing, the trustee or the holders of a specified aggregate principal amount of the debt securities of each affected series may declare the entire principal amount of all the debt securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of an affected series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events of bankruptcy, insolvency or reorganization of us occurs and is continuing, then the entire principal amount of all of the debt securities outstanding, and the interest accrued thereon, if any, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture imposes limitations on suits brought by holders of debt securities against us with respect to an Event of Default. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:
•an Event of Default has occurred and is continuing and such holder has previously given to the trustee written notice of such continuing Event of Default;
•the holders of a specified percentage in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action in respect of such Event of Default;
•the requesting holders have offered the trustee security or indemnity reasonably satisfactory to it for expenses and liabilities that may be incurred by bringing the action;
•the trustee has not instituted the action within a specified number of days of the request; and
•the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.
Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of, and premium and interest, if any, on, such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.
Registered Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
•by the depositary for such registered global security to its nominee;
•by a nominee of the depositary to the depositary or another nominee of the depositary; or
•by the depositary or its nominee to a successor of the depositary or a nominee of the successor.
The applicable prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:
•ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;
•any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and
•ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).
The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
•will not be entitled to have the debt securities represented by a registered global security registered in their names;
•will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and
•will not be considered the owners or holders of the debt securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
Discharge, Defeasance and Covenant Defeasance
We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any Subordinated Securities will be expressly made subject to the discharge and defeasance provisions of the indenture.
We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or to be called for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:
•we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due (whether at maturity, upon redemption, or otherwise) the principal of, and premium, if any, and interest on all outstanding debt securities of the series; and
•we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the beneficial owners of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance, as applicable, and that legal defeasance or covenant defeasance, as applicable, will not otherwise alter the beneficial owners’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service, or a change in U.S. federal income tax law.
Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Modifications of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
•secure any debt securities;
•evidence the assumption by another person of our obligations, as permitted by the indenture;

•add covenants for the protection of the holders of debt securities of all or any series or to surrender any right or power conferred upon us;
•add any additional events of default for the benefit of holders of the debt securities of all or any series;
•add one or more guarantees for the benefit of holders of the debt securities;
•provide for the issuance of additional debt securities of any series;
•comply with the rules of any applicable securities depository;
•provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;
•supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;
•comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;
•add to, change or eliminate any of the provisions of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect;
•cure or correct any ambiguity, defect, omission or inconsistency in the indenture; provided that such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;
•establish the forms or terms of debt securities of any series;
•evidence and provide for the acceptance of appointment by a successor trustee; and
•add to, change or eliminate any other provision of the indenture; provided that such addition, change or elimination does not adversely affect the interests of the holders of debt securities of any series in any material respect.
The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of Senior Debt Securities or Subordinated Securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
•extend the final maturity of any debt security;
•reduce the principal amount of, or premium, if any, on any debt security;
•reduce the rate or extend the time of payment of interest on any debt security;
•reduce any amount payable on redemption of any debt security;

•change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable on any debt security;
•reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;
•modify any of the subordination provisions or the definition of senior indebtedness applicable to any Subordinated Securities in a manner adverse to the holders of those securities;
•alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;
•impair the right to institute suit for the enforcement of any payment on any debt security when due; or
•reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.
Concerning the Trustee
The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any accompanying prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.
The indenture contains limitations on the right of the trustee, should it become a creditor of us, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The indenture provides that no incorporator and no past, present or future stockholder, officer or director of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
General
We may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or common stock.
The warrants will be issued under warrant agreements to be entered into between us and the purchasers or between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus forms a part.
The following description sets forth certain general terms and provisions of the warrants to which any applicable prospectus supplement may relate. The particular terms of the warrants to which any applicable prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.
Debt Warrants
General
Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:
•the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;
•the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;
•the date, if any, on and after which such debt warrants and any related offered securities will be separately transferable;
•the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;
•the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
•a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;
•whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;
•call provisions of such debt warrants, if any; and
•any other terms of the debt warrants.
The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.
Exercise of Debt Warrants
Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.
Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.
Stock Warrants
General
Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:
•the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;
•the date, if any, on and after which such stock warrants and related offered securities will be separately tradeable;
•the offering price of such stock warrants, if any;
•the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;
•the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;
•a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;
•call provisions of such stock warrants, if any;
•anti-dilution provisions of the stock warrants, if any;
•any other terms of the stock warrants; and
•information relating to any preferred stock purchasable upon exercise of such stock warrants.
The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise, and will not be entitled to any dividend payments on such capital stock purchasable upon such exercise.

Exercise of Stock Warrants
Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., California time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., California time, on the expiration date, unexercised stock warrants will become void.
Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

DESCRIPTION OF RIGHTS
We may issue rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.
We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:
•the title of the rights;
•the date of determining the stockholders entitled to the rights distribution;
•the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;
•the exercise price;
•the aggregate number of rights issued;
•the date, if any, on and after which the rights will be separately transferable;
•the date on which the right to exercise the rights will commence and the date on which the right will expire; and
•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read the applicable prospectus supplement that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of material United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus in primary offerings (1) to or through one or more underwriters, brokers or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The applicable prospectus supplement will include the following information:
•the terms of the offering;
•the names of any underwriters or agents;
•the name or names of any managing underwriter or underwriters;
•the purchase price of the securities;
•the net proceeds from the sale of the securities;
•any delayed delivery arrangements;
•any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•any initial public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any commissions paid to agents.
Sale through underwriters or dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The applicable prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct sales and sales through agents
We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the applicable prospectus supplement.
Delayed delivery contracts
If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market making, stabilization and other transactions
Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Derivative transactions and hedging
We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic auctions
We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
The validity of the securities being offered by this prospectus and any supplement hereto will be passed upon for us by Sidley Austin LLP. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$400,000,000
ChargePoint Holdings, Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES PURSUANT TO THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
SUBJECT TO COMPLETION DATED SEPTEMBER 8, 2025
PROSPECTUS
$150,000,000
ChargePoint Holdings, Inc.
Common Stock

We entered into a sales agreement, dated September 8, 2025 (the “Sales Agreement”), with TD Securities (USA) LLC (the “Sales Agent”) relating to the sale of shares of our common stock, par value $0.0001 per share (“common stock”), offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $150,000,000 from time to time through the Sales Agent, acting as our agent.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CHPT.” On September 3, 2025 the closing price of our common stock, as reported on the NYSE was $10.78 per share.
Sales of our common stock, if any, under this prospectus will be made in negotiated transactions, including block trades or block sales, or by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made through the NYSE or any other existing trading market for our common stock, or by any other method permitted by law. The Sales Agent is not required to sell any specific number or dollar amount of securities, but will act as our Sales Agent using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to the Sales Agent for the sales of common stock pursuant to the Sales Agreement will be an amount equal to up to 3% of the aggregate gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of our common stock on our behalf, the Sales Agent will each be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page 24 for additional information regarding the compensation to be paid to the Sales Agent.

INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN BEFORE INVESTING IN OUR COMMON STOCK.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

TD Cowen
The date of this prospectus is                , 2025.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “ChargePoint,” “the Company,” “we,” “our,” “us” or similar terms refer to ChargePoint Holdings, Inc., a Delaware corporation, together with its consolidated subsidiaries.
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ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.
This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:
•should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;
•may apply standards of materiality in ways that are different from what may be viewed as material to you or other investors; and
•were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.
Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in the registration statement of which this prospectus forms a part and our other public filings, which are available without charge through the SEC’s website at www.sec.gov.
Neither we nor the Sales Agent have not authorized any other person, including any dealer, salesperson or other individual, to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus. We and the Sales Agent take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in or incorporated by reference into this prospectus. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus and the documents incorporated by reference in this prospectus in their entirety before making an investment decision.
This prospectus and the information incorporated herein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.
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ChargePoint, the ChargePoint logo and our other registered or common law trademarks appearing in this prospectus and the documents incorporated by reference are the property of ChargePoint Holdings, Inc. This prospectus and the documents incorporated by reference contain or may contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the documents incorporated by reference, including logos, artwork and other visual displays, may appear without the ®, TM or SM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.
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PROSPECTUS SUMMARY
This summary description about us, our business and this offering, highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to carefully read and consider this entire prospectus, the information incorporated by reference herein, including the information referred to in the section titled “Risk Factors” in this prospectus, our financial statements and the related notes and other documents incorporated by reference into this prospectus.
ChargePoint
ChargePoint is a leading provider of electric vehicle (“EV”) charging technology solutions, driving the transition to electric mobility across North America and Europe. ChargePoint’s vision is to create a seamless, ubiquitous, and accessible EV charging experience for all. By meeting the needs of a rapidly growing EV market, ChargePoint enables its customers to reduce emissions, supports renewable energy integration, and promotes sustainable transportation. As of January 31, 2025, ChargePoint powers over 342,000 “active” charging ports, which ChargePoint defines as ports that are running on ChargePoint software, serving more than 750,000 active EV drivers monthly. EV drivers benefit from ChargePoint’s advanced mobile app and roaming partnerships, providing access to more than 1 million worldwide charging ports. ChargePoint also enables charge point operators (“CPOs”) and electric mobility service providers to build custom EV charging networks and is trusted by over 60% of Fortune 500, and over 80% of Fortune 50 companies to meet their growing EV charging requirements, making it a vital enabler of the transition to electric mobility.
Passenger EV sales are expected to increase from 2.4% of new vehicles sold in 2020 to 81.1% in 2040 in the United States and from 12.2% of new vehicles sold in 2020 to 84.3% in 2040 in Europe, according to the Bloomberg New Energy Finance (“BNEF”) Long-Term Electric Vehicle Outlook 2024 report, released in June 2024. This shift to vehicle electrification is propelled by additional factors, including existing and proposed fossil fuel bans or restrictions, transit electrification mandates and utility and government incentive programs. Based on these trends, BNEF projects that the annual investment in EV charging infrastructure across North America and Europe is expected to increase from $3.8 billion in 2020 to $28.6 billion in 2040, for a cumulative investment of $485.6 billion over that period.
To meet the growing demand for EV infrastructure ChargePoint delivers comprehensive offerings spanning the entire EV charging ecosystem, providing charging hardware, software, and a variety of services for businesses, fleet operators, CPOs, and automakers to optimize their charging operations under their own brands. ChargePoint serves commercial, fleet, and residential sectors with its diverse selection of networked charging systems including Level 2, alternating current (AC) and Level 3, direct current (DC) fast charging stations. The ChargePoint Platform is comprised of ChargePoint’s charger management software (“CMS”), which is a cloud-based SaaS platform used by charging station owners to manage networked charging systems, and its “eMSP Service” solution, which is a collection of cloud delivered software capabilities, APIs and companion professional services to enable e-Mobility Service Providers to in turn deliver custom EV driver management and payment solutions. ChargePoint’s networked charging systems and CMS are accompanied with a comprehensive services and support program, including an extended parts and labor warranty solutions called “Assure.”
The modular architecture of ChargePoint’s networked charging systems combined with its powerful, scalable and extensible ChargePoint Platform allows its customers to customize their charging networks to meet specific needs, whether for auto original equipment manufacturers, private fleets, municipalities, workplaces, retail businesses or private networks. ChargePoint’s hardware, software, and services are designed to scale alongside the EV ecosystem, serving the needs of three core customer groups: CPOs, e-Mobility Service Providers, and EV drivers.
Reverse Stock Split
We filed with the Secretary of State of the State of Delaware a certificate of amendment to our second amended and restated certificate of incorporation (as amended, the “Certificate of Incorporation”) to effect a 1-for-20 reverse
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stock split, effective July 28, 2025 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every 20 issued and outstanding shares of our common stock were automatically combined into one issued and outstanding share of common stock. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares received a cash payment in lieu of such fractional shares at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported by the NYSE, on the last trading day prior to the effective date of the Reverse Stock Split. As a result of the Reverse Stock Split, proportionate adjustments were made to the number of shares underlying (and as applicable, the exercise or conversion prices of) our outstanding equity awards and to the number of shares of common stock issuable under our equity incentive plans. The Reverse Stock Split did not change the par value of our common stock, which remains $0.0001, or the authorized number of shares of our common stock. All share amounts and per share amounts disclosed in this prospectus have been adjusted to reflect the Reverse Stock Split on a retroactive basis for all periods presented.
Corporate Information
Switchback Energy Acquisition Corporation, our predecessor company (“Switchback”) was incorporated on May 10, 2019 as a special purpose acquisition company and a Delaware corporation. On July 30, 2019, Switchback completed its initial public offering. On February 26, 2021, Switchback consummated a business combination (the “Merger”) with ChargePoint, Inc. (“Legacy ChargePoint”). In connection with the closing of the Merger, Switchback changed its name to ChargePoint Holdings, Inc.
The mailing address of our principal executive office is 240 East Hacienda Avenue, Campbell, CA 95008, and our telephone number is (408) 841-4500. Our common stock is listed on the NYSE under the symbol “CHPT.” Our website is www.chargepoint.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein.
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THE OFFERING

Common Stock Offered by Us:	Shares of our common stock having an aggregate offering price of up to $150,000,000.

Common Stock Outstanding After this Offering:
Up to 37,272,534 shares, assuming sales at an assumed offering price of $10.78 per share, which was the last reported sale price of our common stock on the NYSE on September 3, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering:
By any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act,  including without limitation sales made through the NYSE or any other existing trading market for our common stock, or by any other method permitted by law, or in negotiated transactions, including block trades or block sales. See “Plan of Distribution” on page 24 of this prospectus.

Use of Proceeds:	We intend to use the net proceeds from this offering for general corporate and working capital purposes. See “Use of Proceeds” on page 12 of this prospectus.

Risk Factors:
Investing in our common stock involves significant risks. See “Risk Factors” on page 7 of this prospectus, and under similar headings in the other documents incorporated by reference into this prospectus.

New York Stock Exchange Symbol:	CHPT
All information in this prospectus related to the number of shares of our common stock to be outstanding immediately after this offering is based on 23,357,878 shares of our common stock outstanding as of July 31, 2025, and unless otherwise indicated, excludes:
•121,133 shares of common stock issuable upon the exercise of options outstanding as of July 31, 2025, with a weighted-average exercise price of $15.46 per share;
•3,454,584 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding as of July 31, 2025;
•850,448 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan (the “2021 Plan”) as of July 31, 2025, which includes an annual evergreen increase;
•843,207 shares of common stock reserved for issuance under our 2021 Employee Stock Purchase Plan (the “2021 ESPP”) as of July 31, 2025, which includes an annual evergreen increase; and
•1,724,971 shares of common stock issuable upon exercise of warrants (the “Legacy Warrants”) outstanding as of July 31, 2025, with a weighted average exercise price of $144.29; and
•1,358,507 shares issuable upon conversion of the outstanding capitalized principal amount of the 7.00% / 8.50% Convertible Senior PIK Toggle Notes due 2028 (the “Convertible Notes”) as of July 31, 2025.

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In addition, unless otherwise stated, all information contained in this prospectus assumes no exercise or conversion of stock options, Legacy Warrants or Convertible Notes after July 31, 2025.
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RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the risks incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus as updated by our subsequent filings under the Exchange Act, including our financial statements and the related notes thereto, before acquiring any of our common stock. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our common stock could decline due to any of these risks, and as a result, you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related To This Offering
We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term U.S. Treasury securities with insignificant rates of return. These investments may not yield a favorable return to our stockholders.
If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the net tangible book value of your shares.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding at the time of sale. As of July 31, 2025, assuming that an aggregate of 13,914,656 shares of our common stock are sold at a price of $10.78 per share, the last reported sale price of our common stock on the NYSE on September 3, 2025, for aggregate gross proceeds of approximately $150,000,000, after deducting commissions and estimated offering expenses payable by us, investors in this offering would experience immediate dilution of $12.71 per share, representing the difference between our as adjusted net tangible book value per share of $(9.27), after giving effect to this offering, and the assumed offering price. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”
Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus and/or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.
The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement entered into by us with the Sales Agent and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after delivering a placement
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notice will fluctuate based on the market price of the common shares during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our common shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the resulting gross proceeds.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
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SELECTED FINANCIAL DATA
Our periodic and current reports that are incorporated by reference, and all other documents that were filed prior to July 28, 2025, do not give effect to the Reverse Stock Split. The following selected “previously reported” information has been derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2025, filed with the SEC on March 28, 2025, and our unaudited financial statements included in our Quarterly Report on Form 10-Q for the period ended April 30, 2025, filed with the SEC on June 6, 2025. The “post Reverse Stock Split” information below recasts the “previously reported” share and per share information to reflect the Reverse Stock Split, discussed elsewhere in this prospectus.

	Twelve Months Ended January 31,			Three Months Ended April 30,
	2025	2024	2023	2025	2024
Weighted average common stock outstanding—basic and diluted - previously reported	433,489,800	375,529,883	338,488,667	459,045,570	423,290,222
Weighted average common stock outstanding—basic and diluted - post Reverse Stock Split	21,674,490	18,776,494	16,924,433	22,952,279	21,164,511
Net loss per share - basic and diluted - previously reported	$(0.64)	$(1.22)	$(1.02)	$(0.12)	$(0.17)
Net loss per share - basic and diluted - post Reverse Stock Split	$(12.78)	$(24.37)	$(20.39)	$(2.49)	$(3.39)

	As of January 31,	As of January 31,	As of April 30,
	2025	2024	2025
Common stock issued and outstanding- previously reported	456,102,298	421,116,720	461,648,150
Common stock issued and outstanding - post Reverse Stock Split	22,805,115	21,055,836	23,082,408
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
We make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein. These forward-looking statements could include, among other things statements regarding the future financial performance of ChargePoint, as well as ChargePoint’s strategy, future operations, future operating results, financial position, and resources, expectations regarding revenue, losses, costs, margins and prospects, as well as management plans and objectives. All statements, other than statements of present or historical fact included in this prospectus and the documents incorporated by reference herein, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or negatives of such terms and other similar expressions that predict or indicate future events or trends or that are not statements of present or historical matters. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of ChargePoint’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of, fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of ChargePoint. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about ChargePoint that may cause the actual results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. If any of these risks materialize or ChargePoint’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that ChargePoint does not presently know or that ChargePoint currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect ChargePoint’s expectations, plans or forecasts of future events and views as of the date hereof. ChargePoint anticipates that subsequent events and developments will cause ChargePoint’s assessments to change. These forward-looking statements should not be relied upon as representing ChargePoint’s assessments as of any date subsequent to the date hereof. Accordingly, undue reliance should not be placed upon the forward-looking statements. ChargePoint cautions you that these forward-looking statements are subject to numerous risk and uncertainties, most of which are all difficult to predict and many of which are beyond the control of ChargePoint.
The following factors, among others, could cause actual results to differ materially from forward-looking statements:
•ChargePoint experiences delays in new product introductions or adoption;
•ChargePoint’s ability to expand its business in Europe and the United States;
•the electric vehicle (“EV”) market and deliveries of passenger and fleet vehicles may not grow as expected;
•ChargePoint may not attract a sufficient number of EV fleet owners or operators as customers;
•incentives from governments or utilities may not materialize or may be reduced or eliminated, which could reduce demand for EVs or EV charging stations, or the portion of regulatory credits that customers claim may increase, which would reduce ChargePoint’s revenue from such incentives;
•the impact of competing technologies or technological changes that result in reduced demand for EVs or other adverse effects on the EV market or our business;
•data security breaches or other network outages;
•ChargePoint identifying a material weaknesses in its internal control over financial reporting;
•ChargePoint’s success in retaining or recruiting, or changes in its officers, key employees or directors;
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•changes in applicable laws or regulations;
•the impact of actual or threatened litigation;
•ChargePoint’s ability to maintain a strong balance sheet and to raise capital as needed to support its business and pursue growth opportunities;
•ChargePoint’s ability to integrate acquired assets and businesses into ChargePoint’s own business and the expected benefits from acquired assets to ChargePoint, its customers and its market position; and
•the possibility that ChargePoint may be adversely affected by other economic factors including macroeconomic conditions such as inflation, rising interest rates, geopolitical factors, foreign exchange volatility, adverse developments in the financial service industry, slower growth or recession or other business factors or other competitive factors
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other risks and uncertainties described under the heading “Risk Factors” and in our current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus and any applicable prospectus supplement. Forward-looking statements reflect current views about our plans, strategies and prospects, which are based on information available as of the date of this prospectus or after the date of the documents incorporated by reference herein. Except to the extent required by applicable law, we undertake no obligation (and expressly disclaim any such obligation) to update or revise the forward-looking statements whether as a result of new information, future events or otherwise.
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USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate gross proceeds of up to $150,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.
We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital. In addition, we may use a portion of such net proceeds for acquisitions of complementary businesses, technologies or other assets, or to fund the repayment, refinancing or redemption of outstanding debt. However, we have no current understandings, agreements or commitments for any material acquisitions at this time, and we have not allocated specific amounts of the net proceeds to be received by us from this offering for any of these purposes. As a result, management will retain broad discretion over the allocation of the net proceeds from this offering for its business use. Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.
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DILUTION
Our net tangible book value as of July 31, 2025 was $(216.6) million, or $(9.27) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding.
After giving effect to the sale of 13,914,656 shares of our common stock in this offering at an assumed offering price of $10.78 per share, the last reported sale price of our common stock on the NYSE on September 3, 2025, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of July 31, 2025 would have been $(71.8) million, or $(1.93) per share. This represents an immediate increase in net tangible book value of $7.35 per share to existing stockholders and immediate dilution of $12.71 per share to investors purchasing our common stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Assumed offering price per share		$10.78
Net tangible book value per share of as July 31, 2025	$(9.27)
Increase in net tangible book value per share attributable to new investors purchasing shares of common stock in this offering	$7.35
As adjusted net tangible book value per share as of July 31, 2025, after giving effect to this offering		$(1.93)
Dilution per share to investors purchasing our common stock in this offering		$12.71
The number of shares of common stock outstanding is based on an aggregate of 23,357,878 shares of our common stock outstanding as of July 31, 2025, and excludes:
•121,133 shares of common stock issuable upon the exercise of options outstanding as of July 31, 2025, with a weighted-average exercise price of $15.46 per share;
•3,454,584 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding as of July 31, 2025;
•850,448 shares of common stock reserved for future issuance under our 2021 Plan as of July 31, 2025, which includes an annual evergreen increase;
•843,207 shares of common stock reserved for issuance under our 2021 ESPP as of July 31, 2025, which includes an annual evergreen increase; and
•1,724,971 shares of common stock issuable upon exercise of Legacy Warrants outstanding as of July 31, 2025, with a weighted average exercise price of $144.29; and
•1,358,507 shares issuable upon conversion of the outstanding capitalized principal amount of the Convertible Notes as of July 31, 2025.
The table above assumes for illustrative purposes that an aggregate of 13,914,656 shares of our common stock are sold during the term of the Sales Agreement at a price of $10.78 per share, the last reported sale price of our common stock on the NYSE on September 3, 2025, for aggregate gross proceeds of $150,000,000. The shares subject to the Sales Agreement, if sold, may be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $10.78 per share shown in the table above, assuming all of our common stock sold at that price during the term of the Sales Agreement to achieve the aggregate amount of $150,000,000 in gross proceeds, would increase our pro forma as adjusted net tangible book value per share to $(1.99) per share and would increase the dilution in net tangible book value per share to new investors in this offering to $12.77 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $10.78 per share shown in the table above, assuming all of our common stock sold at that price during the term of the Sales Agreement to achieve the aggregate amount of $150,000,000 in gross proceeds, would decrease our pro forma as adjusted net tangible book value per share to $(1.85) per share and would decrease the dilution in net
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tangible book value per share to new investors in this offering to $12.63 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only and assumes no exercise or conversion, as applicable of the options, Legacy Warrants or Convertible Notes outstanding as of July 31, 2025. For more information, see “Description of Capital Stock and Outstanding Warrants.”
To the extent that options, Legacy Warrants or Convertible Notes outstanding as of July 31, 2025 have been or may be exercised or converted, as applicable, or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.
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MATERIAL U.S. FEDERAL INCOME TAX AND ESTATE CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK
The following is a general discussion of the material U.S. federal income and estate tax considerations applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:
•a citizen or resident of the United States;
•a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or
•a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons,” as defined under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election to be treated as a United States person for U.S. federal income tax purposes.
This discussion is based on current provisions of the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, all of which are subject to change or to differing interpretation, possibly with retroactive effect. This discussion assumes that a non-U.S. holder holds our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This discussion does not address all aspects of U.S. federal income and estate taxes and does not discuss the tax considerations arising under the laws of any non-U.S., state or local jurisdiction. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:
•banks, insurance companies or other financial institutions;
•corporations that accumulate earnings to avoid U.S. federal income tax;
•persons subject to the alternative minimum tax or the Medicare contribution tax;
•tax-exempt entities (including private foundations), tax-qualified retirement plans, qualified foreign pension funds as defined in Section 897(l)(2) of the Code or governmental organizations;
•controlled foreign corporations or passive foreign investment companies;
•dealers in securities or currencies;
•traders in securities that elect to mark their securities to market for tax purposes;
•persons that own, or are deemed to own, more than five percent (5%) of our capital stock (except to the extent specifically set forth below);
•certain former citizens or long term residents of the United States;
•persons who received our common stock pursuant to the exercise of an employee stock option or other compensatory transaction;
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•persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement;
•persons who hold our common stock as a position in a “straddle,” “conversion transaction,” or other risk reduction transaction; or
•persons deemed to sell our common stock under the constructive sale provisions of the Code.
In addition, this discussion does not address the tax treatment of partnerships or other entities or arrangements that are treated as partnerships for U.S. federal income tax purposes or persons who hold our common stock through such partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock through a partnership or other pass-through entity, as applicable.
INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF NON-U.S., STATE, OR LOCAL LAWS AND TAX TREATIES.
Dividends
We do not expect to declare or make any distributions on our common stock in the foreseeable future. If we do pay dividends on shares of our common stock, however, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our common stock and then will be treated as gain. Any such gain will be subject to the treatment described below under “—Gain on Sale or Other Disposition of Common Stock.” Any such distributions will also be subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act.”
Any dividend paid to a non-U.S. holder on our common stock that is not effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States will generally be subject to U.S. withholding tax at a 30% rate. The withholding tax might apply at a reduced rate, however, under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. You should consult your own tax advisors regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for us or another withholding agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing a properly executed, appropriate version of IRS Form W-8 (or any successor or substitute form thereof) to us or another withholding agent, and the non-U.S. holder will be required to update such forms and certifications from time to time as required by law. If the non-U.S. holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, the non-U.S. holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS in a timely manner. If the non-U.S. holder holds our common stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.
Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder, and if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, are not subject to U.S. withholding tax. To obtain an exemption from withholding, a non-U.S. holder must provide us or another withholding agent with an IRS Form W-8ECI properly certifying such exemption, and the non-U.S. holder will be required to update such forms and certifications from time to time as required by law. Such effectively connected dividends, although not subject to withholding tax, are generally taxed at the same rates applicable to U.S. persons, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with a U.S. trade or business of the
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corporate non-U.S. holder may also be subject to a “branch profits tax” at a rate of 30% or such lower rate as may be specified by an applicable tax treaty. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Gain on Sale or Other Disposition of Common Stock
Subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act,” non-U.S. holders will generally not be subject to U.S. federal income tax on any gains realized on the sale, exchange or other disposition of our common stock unless:
•the gain (i) is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and (ii) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States (in which case the special rules described below apply);
•the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition of our common stock, and certain other requirements are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States); or
•the rules of the Foreign Investment in Real Property Tax Act (“FIRPTA”) treat the gain as effectively connected with a U.S. trade or business.
The FIRPTA rules may apply to a sale, exchange or other disposition of our common stock if we are, or were within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period, a “U.S. real property holding corporation,” (a “USRPHC”). In general, we would be a USRPHC if the fair market value of our U.S. real property interests, as defined in the Code and applicable Treasury regulations, constituted at least half of the aggregate fair market value of our worldwide real property interests and other assets used or held for use in a trade or business. We do not believe that we are a USRPHC and we do not anticipate becoming one in the future. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC. Even if we become a USRPHC, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if beneficially owned by a non-U.S. holder that actually or constructively owned more than 5% of our outstanding common stock at sometime within the shorter of the non-U.S. holder’s holding period or the five-year period preceding the disposition, in which case, the non-U.S. holder’s proceeds received on the disposition of our common stock will generally be subject to withholding at a rate of 15%.
If any gain from the sale, exchange or other disposition of our common stock (i) is effectively connected with a U.S. trade or business conducted by a non-U.S. holder and (ii) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States, then the gain generally will be subject to U.S. federal income tax at the same rates applicable to U.S. persons, net of certain deductions and credits. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject also to a “branch profits tax” at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.
U.S. Federal Estate Tax
The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our common stock will be U.S. situs property and therefore will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise.
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Backup Withholding and Information Reporting
The Code and the U.S. Treasury Regulations require us and other withholding agents to report annually to the IRS any dividends paid to each non-U.S. holder and the tax withheld, if any, with respect to these dividends. Copies of such information reports may be made available to tax authorities in the country where the non-U.S. holder resides.
Additionally, the Code and the U.S. Treasury Regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are dividends and proceeds paid by brokers to their customers. These required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by “backup withholding” rules. These rules require the payors to withhold tax from payments subject to information reporting if the recipient fails to cooperate with the reporting regime by failing to provide its taxpayer identification number to the payor, furnishing an incorrect identification number, or failing to report interest or dividends on his or her returns. The backup withholding tax rate is currently 24%. The backup withholding rules do not apply to payments to certain corporations, provided they establish such exemption.
Payments to non-U.S. holders of dividends on common stock generally will not be subject to backup withholding, and payments of proceeds made to non-U.S. holders by a broker upon a sale of common stock will not be subject to information reporting or backup withholding, in each case so long as the non-U.S. holder provides a properly executed appropriate version of IRS Form W-8 or otherwise certifies its nonresident status (and we or the applicable payor do not have actual knowledge or reason to know the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied) or otherwise establishes an exemption. The certification procedures to claim treaty benefits described under “—Dividends” above will generally satisfy the certification requirements necessary to avoid the backup withholding tax.
Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder of common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the non-U.S. holder, if any, and may entitle the holder to a refund, provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a U.S. federal withholding tax at a rate of 30% on payments of dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Under applicable U.S. Treasury Regulations, withholding under FATCA currently applies to payments of dividends on our common stock. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed U.S. Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.
THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX AND ESTATE CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, GIFT, ESTATE, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF
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PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.
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DESCRIPTION OF CAPITAL STOCK AND OUTSTANDING WARRANTS
The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) in their entirety for a complete description of the rights and preferences of our common stock and our preferred stock.
Authorized and Outstanding Stock
Our Certificate of Incorporation authorizes the issuance of 1,000,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of July 31, 2025, there were 23,357,878 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Dividend Rights
Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if the Board of Directors (the “Board”), in its discretion, determines to issue dividends and only then at the times and in the amounts that the Board may determine.
Voting Rights
The holders of our common stock are entitled to one vote per share. Stockholders do not have the ability to cumulate votes for the election of directors. Our Certificate of Incorporation and Bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Preferred Stock
We are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any associated qualifications, limitations or restrictions. The Board also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. The Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.
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Certain Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law
Certificate of Incorporation and Bylaws
Our Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the management team, including the following:
•Board of Directors Vacancies. Our Certificate of Incorporation and Bylaws authorizes the Board to fill vacant directorships, including newly-created seats. In addition, the number of directors constituting the Board will be set only by resolution adopted by a majority vote of the entire Board. These provisions will prevent a stockholder from increasing the size of the Board and gaining control of the Board by filling the resulting vacancies with its own nominees.
•Classified Board. Our Certificate of Incorporation and Bylaws provide that the Board is classified into three classes of directors, each of which will hold office for a three-year term. In addition, directors may only be removed from the Board for cause and only by the approval of 66 2/3% of the then-outstanding shares of common stock.
•Stockholder Action; Special Meeting of Stockholders. Our Certificate of Incorporation provides that stockholders will not be able to take action by written consent, and will only be able to take action at annual or special meetings of the stockholders. Stockholders will not be permitted to cumulate their votes for the election of directors. Our Bylaws further provides that special meetings of the stockholders may be called only by a majority vote of the entire Board, the chairman of the Board or the chief executive officer.
•Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the meetings of stockholders.
•Issuance of Undesignated Preferred Stock. The Board has the authority, without further action by the holders of common stock, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Board. The existence of authorized but unissued shares of preferred stock will enable the Board to render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
Delaware Law
ChargePoint is governed by the provisions of Section 203 of the Delaware General Corporations Law (“DGCL”) regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a merger, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:
•the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;
•upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee
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participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•subsequent to such time that the stockholder became an interested stockholder the merger is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Forum Selection Clause
Our Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (a) any derivative action brought on behalf of ChargePoint; (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former directors, officers, stockholders or, subject to certain exceptions, employees; (c) any action or proceeding asserting a claim arising out of or arising pursuant to any provision of the DGCL, our Certificate of Incorporation and Bylaws (as each may be amended from time to time) against ChargePoint or any current or former directors, officers, stockholders or, subject to certain exceptions, employees; (d) any action or proceeding asserting a claim governed by the internal affairs doctrine against ChargePoint, any current or former directors, officers or, subject to certain exceptions, employees except for, as to each of (a) through (d) above, (i) any action as to which the Court of Chancery determines that there is an indispensable party not subject to the personal jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination) and (ii) any action asserted to enforce any liability or duty created by the Securities Act, the Exchange Act or, in each case, rules and regulations promulgated thereunder, for which there is exclusive federal or concurrent federal and state jurisdiction. In addition, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act.
Any person or entity purchasing or otherwise acquiring or holding any interest in any shares of common stock shall be deemed to have notice of and consented to these exclusive forum provisions and will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.
Transfer Agent and Registrar
The Transfer Agent for our common stock is Continental Stock Transfer & Trust Company.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “CHPT.”
Outstanding Warrants
Legacy Warrants
Legacy ChargePoint had outstanding Legacy Warrants to purchase shares of common stock and preferred stock of Legacy ChargePoint, which converted into warrants to purchase our common stock in connection with the closing of the Merger. As of July 31, 2025, we had outstanding Legacy Warrants to purchase 1,724,971 shares of common
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stock with a weighted average exercise price of $144.29 per share. These Legacy Warrants expire at various times from November 2028 through August 2030.
The number of shares purchasable upon exercise of the Legacy Warrants are subject to standard anti-dilution provisions but the aggregate exercise price payable for the total number of Legacy Warrant shares purchasable under the Legacy Warrant (as adjusted) would remain the same.
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PLAN OF DISTRIBUTION
We entered into a Sales Agreement with the Sales Agent, under which we may issue and sell from time to time up to $150,000,000 of our common stock through or to the Sales Agent acting as our agent. Sales of our common stock, if any, will be made in negotiated transactions, including block trades or block sales, or by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including without limitation sales made through the NYSE or any other existing trading market for our common stock, or by any other method permitted by law. Sales pursuant to the Sales Agreement may be made through an affiliate of the Sales Agent.
The Sales Agent will offer our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of common stock to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of our common stock being made through the Sales Agent under the Sales Agreement upon proper notice to the other party. We and the Sales Agent each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.
The aggregate compensation payable to the Sales Agent is equal to up to 3% of the gross sales price of the shares sold through the Sales Agent pursuant to the Sales Agreement. We have agreed to reimburse the Sales Agent up to $100,000 for certain actual legal expenses incurred by the Sales Agent in connection with the execution of the Sales Agreement, this offering, and for certain other expenses. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Sales Agent under the Sales Agreement, will be approximately $694,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
The Sales Agent will provide written confirmation to us following the close of trading on the NYSE on each day in which common stock is sold through it as Sales Agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as Sales Agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of shares of common stock sold through the Sales Agent under the Sales Agreement and the net proceeds to us in connection with the sales of common stock.
Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent against certain liabilities, including liabilities under the Securities Act. As Sales Agent, the Sales Agent will not engage in any transactions that stabilize our common stock.
Our common stock is listed on the NYSE and trades under the symbol “CHPT.” The transfer agent of our common stock is Continental Stock Transfer & Trust Company.
The Sales Agent and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.
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LEGAL MATTERS
The validity of the securities being offered by this prospectus is being passed upon for us by Sidley Austin LLP. The Sales Agent is being represented in connection with this offering by Davis Polk & Wardwell LLP, Redwood City, California.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
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WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. Our website address is www.chargepoint.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. We have included our website address as an inactive textual reference only.
This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. For further information about us and the securities we are offering under this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.
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INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC (other than the portions of these documents not deemed to be filed):
•our Annual Report on Form 10-K for the year ended January 31, 2025 (including any portions of our Definitive Proxy Statement filed with the SEC on May 22, 2025 that are incorporated by reference into such Annual Report on Form 10-K) (the “Annual Report”), filed with the SEC on March 28, 2025;
•our Quarterly Reports on Form 10-Q for the quarters ended April 30, 2025 and July 31, 2025, filed with the SEC on June 6, 2025 and September 8, 2025, respectively;
•our Current Report on Form 8-K filed with the SEC on February 21, 2025, July 9, 2025, and July 28, 2025; and
•the description of our common stock contained in the registration statement on Form 8-A filed with the SEC on July 25, 2019, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to the Annual Report.
All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference (other than exhibits, unless they are specifically incorporated by reference into those documents). Any such request may be made by writing or calling us at the following address or phone number: ChargePoint Holdings, Inc., 240 East Hacienda Avenue, Campbell, CA 95008, (408) 841-4500.
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$150,000,000
ChargePoint Holdings, Inc.
Common Stock

PROSPECTUS

TD Cowen
               , 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses (other than the actual registration fee and FINRA filing fee) payable by to be borne by ChargePoint Holdings, Inc. (“ChargePoint” or the “Company”) in connection with the offerings described in this Registration Statement.

SEC Registration Fee	$869.29
Transfer Agent and Registrar Fees and Expenses	*
Printing Expenses	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Miscellaneous	*
Total	$ *
__________________
*These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15.    Indemnification of Directors and Officers
Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
Section 145 of the DGCL further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.
ChargePoint’s Second Amended and Restated Certificate of Incorporation, as amended (the “Second A&R Charter”), contains provisions limiting the liability of directors, and ChargePoint’s Amended and Restated Bylaws (the “A&R Bylaws”) provide that ChargePoint will indemnify each of its directors to the fullest extent permitted under Delaware law. The Second A&R Charter and the A&R Bylaws also provide it with discretion to indemnify officers and employees when determined appropriate by the Board.
ChargePoint entered into indemnification agreements with each of its directors and executive officers and certain other key employees. The indemnification agreements provide that ChargePoint indemnify each of its directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer or other key employee because of his or her status as one of ChargePoint directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Second A&R Charter and the A&R Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, ChargePoint will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.
In any underwriting agreement ChargePoint enters into in connection with the sale of the common stock being registered hereby, the underwriters may agree to indemnify, under certain conditions, ChargePoint, its directors, its officers and persons who control ChargePoint within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

Item 16.    Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
1.2	Sales Agreement, dated September 8, 2025, by and between ChargePoint and TD Securities (USA) LLC
4.1
Second Amended and Restated Certificate of Incorporation of ChargePoint (incorporated by reference to Exhibit 3.1 to ChargePoint Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on March 1, 2021)

4.2
Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of ChargePoint (incorporated by reference to Exhibit 3.1 to ChargePoint Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on July 28, 2025)

4.3
Amended and Restated Bylaws of ChargePoint Holdings, Inc., effective as of September 5, 2024 (incorporated by reference to Exhibit 3.1 to ChargePoint Holdings, Inc.’s Quarterly Report on Form 10-Q (File No. 001-39004), filed with the SEC on September 9, 2024)

4.4
Certificate of Change of Registered Agent and/or Registered Office (incorporated by reference to Exhibit 3.3 to ChargePoint Holdings, Inc.’s Annual Report on Form 10-K (File No. 001-39004), filed with the SEC on April 4, 2022)

4.5
Indenture (including form of Note), dated April 12, 2022, by and among ChargePoint Holdings, Inc., ChargePoint, Inc. and Wilmington Trust National Association (incorporated by reference to Exhibit 4.1 to ChargePoint Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on April 12, 2022)

4.6
First Supplemental Indenture, dated as of October 24, 2023, by and among the Company, ChargePoint, Inc., as guarantor and Wilmington Trust National Association, as trustee (incorporated by reference to Exhibit 4.1 to ChargePoint Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on October 24, 2023)

4.7*	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder
4.8
Form of Indenture with respect to Debt Securities (incorporated by reference to Exhibit 4.6 to ChargePoint Holdings, Inc.’s Registration Statement on Form S-3 (File No. 333-265986), filed with the SEC on July 1, 2022)

4.9*	Form of Debt Security
4.10*	Form of Warrant Agreement (Stock) (including form of Warrant Certificate)
4.11*	Form of Warrant Agreement (Debt) (including form of Warrant Certificate)
4.12*	Form of Unit Agreement
4.13*	Form of Rights Agreement
5.1	Opinion of Sidley Austin LLP
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included as part of the signature pages hereto)
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture
107	Filing Fee Table
__________________
*To be filed by amendment or incorporated by reference prior to the offering of securities.
**To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.    Undertakings
The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(8)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California on September 8, 2025.

CHARGEPOINT HOLDINGS, INC.

By:	/s/ Mansi Khetani
Mansi Khetani
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Rick Wilmer and Mansi Khetani and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post- effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rick Wilmer	Chief Executive Officer and Director (Principal Executive Officer)	September 8, 2025
Rick Wilmer

/s/ Mansi Khetani	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 8, 2025
Mansi Khetani

/s/ Roxanne Bowman	Director	September 8, 2025
Roxanne Bowman

/s/ Elaine L. Chao	Director	September 8, 2025
Elaine L. Chao

/s/ Bruce Chizen	Director	September 8, 2025
Bruce Chizen

/s/ Mitesh Dhruv	Director	September 8, 2025
Mitesh Dhruv

/s/ Axel Harries	Director	September 8, 2025
Axel Harries

/s/ Jeffrey Harris	Director	September 8, 2025
Jeffrey Harris

/s/ Susan Heystee	Director	September 8, 2025
Susan Heystee

	Director	September 8, 2025
Mark Leschly

/s/ Michael Linse	Director	September 8, 2025
Michael Linse

/s/ Ekta Singh-Bushell	Director	September 8, 2025
Ekta Singh-Bushell

/s/ G. Richard Wagoner, Jr.	Director	September 8, 2025
G. Richard Wagoner, Jr.